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                                                                      EXHIBIT 23





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of Qwest Communications 401(k) Savings Plan dated June 27, 2001, included in this Form 11-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-47349, 333-56323 and 333-84877).



Arthur Andersen LLP


Denver, Colorado
      June 27, 2001.